Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RC-1, Inc.

Thomasville, NC

We hereby consent to the use of our report dated April 10, 2019 on the financial statements of RC-1, Inc. for the year ended December 31, 2018, included herein on this post-effective amendment No. 4 (file# 333-210960) to the Form S-1/A of RC-1, Inc. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

November 25, 2020